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No._______                                                      April 22, 1998

                                 DIGITAL RIVER, INC.

                 FORM OF CONDITIONAL WARRANT TO PURCHASE COMMON STOCK

          This certifies that, for value received, the Holder is entitled to subscribe for and purchase from the Company that number of shares of Common Stock as shall be determined in accordance with the provisions of Section 2.1 hereof, at the Warrant Exercise Price at any time on or after the date of the Initial Public Offering and on or before the Expiration Date.

          This Warrant is subject to the following provisions, terms and conditions which each Holder accepts by holding this Warrant:

                                      ARTICLE I

                                     DEFINITIONS

          Certain capitalized terms used in this Warrant shall have the meanings given to them in this Article:

          1.1 CAPITAL EVENT- shall mean any reorganization or reclassification of the Company's capital stock, any consolidation or merger of the Company with another corporation or any sale of all or substantially all of the Company's assets which results in Holders of the Common Stock becoming entitled to receive any securities or property other than shares of Common Stock.

          1.2 COMMON STOCK- shall mean the Company's sole class of Common Stock outstanding as of the date hereof.

          1.3  COMPANY - shall mean Digital River, Inc., a Delaware corporation.

          1.4 EXERCISE PERIOD - shall mean the period from the date of the Initial Public Offering to the Expiration Date.

          1.5 EXPIRATION DATE - shall mean the fifth (5th) anniversary of the Initial Public Offering.

          1.6 HOLDER - shall mean Wasserstein, Adelson Ventures, L.P., a Delaware limited partnership, or any person or entity to whom this Warrant is assigned strictly in accordance with the terms of this Warrant.

          1.7 INITIAL PUBLIC OFFERING - shall mean the first public offering of at least 3 million shares of Common Stock.


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          1.8  WARRANT EXERCISE PRICE - shall mean the sum of Two Dollars
($2.00) per share of Common Stock, or, if an adjustment is required to be made in accordance with the provisions of Article 3, the price resulting from the adjustment.

          1.9 WARRANT - shall mean this Warrant and any Warrants into which this Warrant is divided or combined and any Warrants issued upon the partial exercise or the transfer of this Warrant.

     Other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement (the "Securities Purchase Agreement") of even date herewith, between the Company and the Holder pursuant to which this Conditional Warrant is being issued.

                                      ARTICLE II

                     DESCRIPTION OF WARRANT; EXERCISE; EXCHANGE;
                                RESERVATION OF SHARES

          2.1 WARRANT EXERCISE - The rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time on or after the date of the Initial Public Offering and on or before the Expiration Date by:

          (a)  surrendering this Warrant at the Company's principal office,

          (b) delivering a completed and duly executed Subscription and Investment Representation Letter in the form satisfactory to the Company, and

          (c) delivery of a certified check in payment of the Warrant Exercise Price.

             The shares so purchased (the "Warrant Shares") shall be established as follows:

          (i) If the Company closes its Initial Public Offering prior to or on December 31, 1998, the Warrant Shares shall consist of 150,000 shares of Common Stock.

          (ii) If the Company closes its Initial Public Offering after December 31, 1998 but prior to or on March 31, 1999, at a price per share greater than $15.00, the Warrant Shares shall consist of 50,000 shares of Common Stock.


The Warrant Shares shall be deemed to be issued to the Holder as the record owner as of he close of business on the date on which this Warrant is exercised as provided in this Section. No fractional shares shall be issued upon the full or partial exercise of this Warrant.

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          2.2  CERTIFICATES - Certificates for the shares purchased pursuant to
Section 2.1 shall be delivered to the Holder by the Company at its expense within ten (10) days after the Warrant is exercised. At the same time, the Company also shall deliver to the Holder a new Warrant representing the rights, if any, which have not been exercised. The new Warrant shall be identical to this Warrant except in those respects necessary to reflect exercise of the Warrant.

          2.3 COVENANTS AND AGREEMENTS - The Company covenants and agrees as follows:

          (a) All Common Stock issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to their issuance.

          (b) At all times prior to the Expiration Date, the Company will have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c) The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will assist in carrying out all of the terms of this Warrant and will take all actions necessary or appropriate to protect the rights of the Holder against impairment. The Company will take all action necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable stock upon exercise of the Warrant. No provision of this Warrant, however, shall be construed to prohibit or limit the Company's ability to issue or sell its securities for whatever purposes it deems appropriate.

          2.4 CLOSING OF BOOKS - Except as expressly provided in this Warrant, the Company will not close its transfer books against the transfer of this Warrant or any shares of Common Stock issued or issuable upon exercise of this Warrant in a manner which unreasonably interferes with the timely exercise of the Warrant.

                                     ARTICLE III

                                ADJUSTMENT AND LIMITS

          3.1 ADJUSTMENT UPON CAPITAL EVENTS - Upon the occurrence of a Capital Event, the Company shall make lawful and adequate provisions so that the Holder thereafter shall have the right to purchase and receive, in lieu of the shares of the Common Stock then purchasable and receivable upon the exercise of this Warrant, the amount of shares of stock, securities or assets as would have been issued or paid with respect to or in exchange for that number of shares of Common Stock then purchasable and receivable upon the exercise of this Warrant.

          3.2 PRESERVATION OF VALUE UPON CAPITAL EVENTS - In the case of any Capital Event, appropriate provision shall be made with respect to the rights and interests

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of the Holder so that all of the provisions of this Warrant (including, without limitation, provisions for adjusting the Warrant Exercise Price and the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

          3.3 OBLIGATION TO BE EXPRESSLY ASSUMED UPON CAPITAL EVENTS - The Company shall not effect any consolidation, merger or sale of all or substantially all of its assets, unless, prior to the consummation of the transaction, the successor corporation (if other than the Company) or the corporation issuing the securities being exchanged for the outstanding stock of the Company, or the corporation purchasing the assets, assumes by written instrument executed and delivered to the registered Holder, the obligation to deliver to the Holder, upon exercise of this Warrant, the shares of stock, securities or assets the Holder is entitled to purchase in accordance with this Article.

          3.4 SUBDIVISION OR COMBINATION OF STOCK - If the Common Stock is subdivided into a greater number of shares or is combined into a lesser number of shares, the number of shares subject to issuance upon exercise of this Warrant shall be adjusted proportionately; that is, the number of shares subject to issuance upon exercise of the Warrant shall be multiplied by a fraction of which the denominator is the number of shares outstanding immediately prior to the subdivision or combination, and the numerator of which is the number of shares outstanding immediately after the subdivision or combination. Upon a subdivision or combination of the Common Stock, the Warrant Exercise Price shall be adjusted by making the following calculation:

          (a) First, the number of shares of Common Stock subject to issuance upon exercise of this Warrant just prior to the subdivision or combination shall be multiplied by the Warrant Exercise Price in effect just prior to the subdivision or combination;

          (b) Then, the number of shares of Common Stock subject to issuance upon exercise of this Warrant just after the subdivision or combination shall be divided into the result of the computation in (a).

          3.5 STOCK DIVIDENDS - If the Company declares and pays a dividend upon its Common Stock payable in Common Stock, the number of shares of Common Stock subject to issuance upon exercise of this Warrant shall be increased by the number (and the kind) of shares which would have been issued to the Holder of this Warrant had this Warrant been exercised immediately prior to the dividend.

          3.6 NO ADJUSTMENT - No adjustment to the Warrant Exercise Price or the number of shares subject to issuance upon exercise of this Warrant shall be made under any of the following circumstances:

          (a) sale of any of the Company's securities, at any price, in arm's length transactions, or

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          (b)  issuance of stock options, or the issuance of Common Stock pursuant to stock options, to officers, directors and employees of the Company.

          3.7 NOTICE OF ADJUSTMENT - The Company shall give notice of any adjustment to the Holder. The notice shall state the increase or decrease, if any, in the Warrant Exercise Price or the number of shares purchasable upon the exercise of this Warrant and shall set forth in reasonable detail the method of calculation.

                                      ARTICLE IV

                               TRANSFER RESTRICITONS

          4.1 GENERAL RESTRICTION - This Warrant, and the rights provided hereby, may not be transferred, either voluntarily or by operation of law, except in accordance with the provisions of this Article 4.

          4.2 SECURITIES LAW TRANSFER RESTRICTIONS - By taking and holding this Warrant, the Holder

               (a) acknowledges that neither this Warrant nor any shares of Common Stock issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or any applicable state securities or Blue Sky law (collectively, the "Acts"); and

               (b) agrees not to sell, transfer or otherwise dispose of this Warrant or shares of Common Stock (except as provided in this Article 4) without registration unless the Holder delivers to the Company an opinion, addressed to the Company, of counsel selected by the Holder and acceptable to the Company and its counsel, in form and substance satisfactory to the Company and its counsel, to the effect that the sale, transfer or disposition can be effected without registration and in compliance with the Acts, or that exemptions from the Act or state securities laws are available for the sale, transfer or disposition. Any certificate for shares of Common Stock issued upon exercise of this Warrant shall bear an appropriate legend describing the foregoing restrictions.

          4.3 PROVISION OF INFORMATION BY HOLDER - The Holder shall make available to the Company the written information, presented in form and content satisfactory to the Company, as the Company may reasonably request, from time to time, in order to make the determination provided for in Section 4.2.

          4.4 INVESTMENT REPRESENTATIONS - The Holder represents and warrants that the Warrants are being purchased for the Holder's own account or investment without the intention of reselling or redistributing the same, that the Holder has made no agreement with others regarding any of such Warrants and that the Holder's financial condition is such that it is not likely it will be necessary to dispose of any such securities in the foreseeable future.

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                                      ARTICLE V

                                    MISCELLANEOUS

          5.1 HOLDER TREATED AS OWNER - The Holder shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner of the Warrant for any purpose and as the person entitled to exercise the rights represented by this Warrant, until the Warrant is transferred on the Company's books.

          5.2 NOTICES - Any notice or communication to be given pursuant to this Warrant shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States mail, postage pre-paid. Notices to the Company shall be addressed to the Company's principal office. Notices to the Holder shall be addressed to the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person or, if mailed, at midnight on the third (3rd) business day after mailing.

          5.3 NO STOCKHOLDER RIGHTS - This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

          5.4 GOVERNING LAW; VENUE - This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota. Venue for any suit brought with respect to this Agreement shall be solely in Minneapolis, Hennepin County, Minnesota.

          5.5 HEADINGS; INTERPRETATION - The section headings used herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Warrant.

          5.6 SUCCESSORS - The covenants, agreements and provisions of this Warrant shall bind the parties hereto and their respective successors and permitted assigns.

          5.7 SEVERABILITY - In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforcable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforcable provision had never been contained herein.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be issued as of the date first above written.

                                        DIGITAL RIVER, INC.


                                        By:
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                                             Joel Ronning
                                             Its:  Chief Executive Officer